Execution Version

THIRTEENTH SUPPLEMENTAL INDENTURE
This Thirteenth Supplemental Indenture (this “Supplemental Indenture”), dated as of December 1, 2017, is by and among Energy Transfer Partners, L.P., a Delaware limited partnership (formerly, Sunoco Logistics Partners, LP), as successor entity under the Indenture referred to below (in such capacity, the “Successor Entity”), Regency Energy Finance Corp., a Delaware corporation (“Regency Finance”), and U.S. Bank National Association, as trustee (the “Trustee”).
WITNESSETH
WHEREAS, Regency Energy Partners LP, a Delaware limited partnership (“Regency”), Regency Finance (together with Regency, the “Original Issuers”), the guarantors party thereto and the Trustee have heretofore executed and delivered an indenture, dated as of October 27, 2010 (the “Base Indenture”);
WHEREAS, on August 10, 2015, Energy Transfer, LP, a Delaware limited partnership (formerly, Energy Transfer Partners, L.P.) (“ETLP”), assumed all of Regency’s obligations under the Notes and the Indenture pursuant to that certain Twelfth Supplemental Indenture, dated as of August 10, 2015, among ETLP, Regency Finance and the Trustee;
WHEREAS, the following series of Debt Securities have been issued pursuant to the Base Indenture and are outstanding as of the date of this Supplemental Indenture: the 5.500% Senior Notes due 2023 (the “Notes”) issued under the Base Indenture, as supplemented by the Fifth Supplemental Indenture thereto dated as of October 2, 2012 (the Base Indenture, as so supplemented by the Fifth Supplemental Indenture and as further amended, supplemented or otherwise modified to date solely with respect to the 2023 Notes, the “Indenture”);
WHEREAS, the Notes are the only series of securities outstanding under the Indenture;
WHEREAS, ETLP assigned all or substantially all of its properties and assets (the “Assignment”) to the Successor Entity pursuant to that certain Assignment Agreement dated as of December 1, 2017 by and between ETLP and the Successor Entity;
WHEREAS, Section 10.01(a) of the Indenture provides that ETLP may, among other things, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of ETLP and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person if, among other things, the Person to which such sale, assignment, transfer, lease, conveyance or other disposition of such properties or assets is made expressly assumes ETLP’s obligations under the Notes and the Indenture;
WHEREAS, Section 9.01(3) of the Indenture provides that, without the consent of any Holders, the Indenture may be amended to provide for the assumption of ETLP’s obligations to the Holders of the Notes, in the case of a sale of all or substantially all of ETLP’s properties or assets;
WHEREAS, the Successor Entity and Regency Finance desire and have requested the Trustee to join in entering into this Supplemental Indenture for the purpose of evidencing the assumption by the Successor Entity of ETLP’s obligations to the Holders of the Notes under the Indenture;
WHEREAS, the Successor Entity and Regency Finance have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) the Assignment and the Supplemental Indenture comply with the Indenture and all conditions precedent relating to the Assignment, including the conditions precedent in Article 10 of the Indenture have been satisfied, (ii) all conditions precedent provided in the Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with and (iii) the Supplemental Indenture is authorized or permitted by the Indenture;
WHEREAS, the Successor Entity and Regency Finance have been authorized by Board Resolutions or equivalent partnership or corporate action to enter into this Supplemental Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Successor Entity and Regency Finance to make this Supplemental Indenture valid and binding on the Successor Entity and Regency Finance, as applicable, have been complied with or have been done or performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Successor Entity, Regency Finance and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE ONE
Section 1.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the Indenture.
ARTICLE TWO
Section 2.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Successor Entity, Regency Finance and the Trustee.
Section 2.02. ASSUMPTION OF OBLIGATIONS. The Successor Entity hereby expressly assumes the obligations of ETLP under the Indenture and the Notes.
Section 2.03. NOTICES. All notices or other communications to the Successor Entity shall be given as provided in the Indenture addressed as follows:
Energy Transfer Partners, L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225

Attn: Ashton Hayse

ARTICLE THREE

Section 3.01. RATIFICATION OF THE INDENTURE; SUPPLEMENTAL INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Successor Entity, Regency Finance and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Successor Entity, Regency Finance, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.
Section 3.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 3.03. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Successor Entity and Regency Finance, and the Trustee assumes no responsibility for their correctness.
Section 3.04. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Successor Entity in this Supplemental Indenture shall bind its successors and assigns.
Section 3.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
Section 3.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.07. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

SUCCESSOR ENTITY:
ENERGY TRANSFER PARTNERS, L.P.
By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner
By: /s/Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

REGENCY FINANCE:
REGENCY ENERGY FINANCE CORP.
By: /s/Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/Susan C. Chadbourne
Name: Susan C. Chadbourne
Title: Vice President

Thirteenth Supplemental Indenture to
U.S. Bank Indenture